UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2025

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	001-41550	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14025 Riveredge Drive, Suite 300

Tampa, Florida 33637

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

securities registered pursuant to section 12(b) of the act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock $5.00 Par Value	CCK	New York Stock Exchange
7 3/8% Debentures Due 2026	CCK26	New York Stock Exchange
7 1/2% Debentures Due 2096	CCK96	New York Stock Exchange

Item 8.01.	Other Events.

Crown Cork & Seal Company, Inc. (the “Issuer”), a wholly-owned subsidiary of Crown Holdings, Inc., a Pennsylvania corporation (the “Company”), has issued a notice of redemption to redeem all of the Issuer’s outstanding 7-3/8% Debentures due 2026 (the “Debentures”) with an initial aggregate principal amount outstanding of $350 million. The Debentures will be redeemed on December 21, 2025 (the “Redemption Date”), at the redemption price equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus in either case accrued interest on the principal amount being redeemed to the Redemption Date, calculated in accordance with Article 11 of that certain Indenture, dated as of December 17, 1996, by and among the Issuer, Crown Cork & Seal Finance plc, Crown Cork & Seal Finance S.A., and the Bank of New York, as trustee).

As a result of the redemption, the Company and Issuer expect December 19, 2025 to be the last day on which the Debentures will be traded on the New York Stock Exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2025

CROWN HOLDINGS, INC.

By:	/s/ Kevin C. Clothier
Name:	Kevin C. Clothier
Title:	Senior Vice President and Chief Financial Officer and Interim Chief Accounting Officer